UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2017

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On August 24, 2017, BlueLinx Corporation, a wholly-owned subsidiary of BlueLinx Holdings Inc. (the “Company”), entered into an amendment (the “Fourteenth Amendment”) with the Company, certain subsidiaries of the Company, Wells Fargo Bank, National Association, and the other lenders party thereto, to amend the terms of its existing Amended and Restated Loan and Security Agreement, dated August 4, 2006, as previously amended (the “Credit Agreement”). The Fourteenth Amendment amends the Credit Agreement to amend and restate the definition of “Change in Control” therein.
Pursuant to the Fourteenth Amendment, a “Change of Control” shall mean:

(a)any person or two or more persons acting in concert (other than Permitted Holders, as defined in the Credit Agreement), shall have acquired beneficial ownership, directly or indirectly, of equity interests of the Company (or other securities convertible into such equity interests) representing 30% or more of the combined voting power of all equity interests of the Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of the Company,

(b)any person or two or more persons acting in concert (other than Permitted Holders), shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company or control over the equity interests of such person entitled to vote for members of the Board of Directors of the Company on a fully-diluted basis (and taking into account all such equity interests that such person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such equity interests,

(c)during any period of 24 consecutive months commencing on or after August 24, 2017, the occurrence of a change in the composition of the Board of Directors of the Company such that a majority of the members of such Board of Directors are not Continuing Directors (as defined below), or
(d)the Company fails to own and control, directly or indirectly, 100% of the equity interests of any Borrower or Guarantor, each as defined in the Credit Agreement.

In addition, the Fourteenth Amendment provides that “Continuing Director” shall mean (i) any current director of the Company who was serving as a director of the Company on August 24, 2017 and (ii) any individual who becomes a director of the Company after August 24, 2017 if such person was approved, appointed or nominated for election by either the Permitted Holders or a majority of the Continuing Directors.
Except as described above, all other material terms of the Credit Agreement remain unchanged. The foregoing description of the Fourteenth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourteenth Amendment, which is filed as Exhibit 10.1 to this Form 8-K.

Exhibit No.	Description
10.1
Fourteenth Amendment to the Amended and Restated Loan and Security Agreement, dated August 24, 2017, by and between the Company, certain of the Company’s subsidiaries, Wells Fargo Bank, National Association, and the other lenders signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.
(Registrant)

Dated: August 25, 2017	By:	/s/ Shyam K. Reddy
Shyam K. Reddy
Chief Administrative Officer, General Counsel, and Corporate Secretary